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                                                                    EXHIBIT 10.4


                             CONTRIBUTION AGREEMENT

                                      DATED

                                NOVEMBER 4, 1999

                                  BY AND AMONG

                        PATHNET TELECOMMUNICATIONS, INC.,

                                  PATHNET, INC.

                                       AND

                   THE PREFERRED STOCKHOLDERS OF PATHNET, INC.


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                             CONTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of November 4, 1999 (the "Agreement Date"), by and among PATHNET TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company"); PATHNET, INC., a Delaware corporation ("Pathnet"); SPECTRUM EQUITY INVESTORS, L.P., NEW ENTERPRISE ASSOCIATES VI, LIMITED PARTNERSHIP, ONSET ENTERPRISE ASSOCIATES II, L.P., MONTAUK PARTNERS, L.P., PAUL CAPITAL PARTNERS V, L.P., PAUL CAPITAL PARTNERS (DOMESTIC ANNEX FUND) L.P., PAUL CAPITAL PARTNERS V INTERNATIONAL, L.P., PAUL CAPITAL PARTNERS VI, L.P., PCP ASSOCIATES, L.P., THOMAS DOMENCICH, DENNIS R. PATRICK, the Holders of Series A Preferred Stock of Pathnet, Inc. (the "A Preferred Stockholders"); SPECTRUM EQUITY INVESTORS, L.P., NEW ENTERPRISE ASSOCIATES VI, LIMITED PARTNERSHIP, ONSET ENTERPRISE ASSOCIATES II, L.P., PAUL CAPITAL PARTNERS V, L.P., PAUL CAPITAL PARTNERS (DOMESTIC ANNEX
FUND) L.P., PAUL CAPITAL PARTNERS V INTERNATIONAL, L.P., PAUL CAPITAL PARTNERS VI, L.P., PCP ASSOCIATES, L.P., THOMAS DOMENCICH, DENNIS R. PATRICK, TORONTO DOMINION CAPITAL (U.S.A.), INC., GROTECH PARTNERS IV, L.P., UTECH CLIMATE CHALLENGE FUND, L.P., the Holders of Series B Preferred Stock of Pathnet, Inc. (the "B Preferred Stockholders"); SPECTRUM EQUITY INVESTORS, L.P., SPECTRUM EQUITY INVESTORS II, L.P., NEW ENTERPRISE ASSOCIATES VI, LIMITED PARTNERSHIP, SHAWN J. COLO, BENJAMIN M. COUGHLIN, MICHAEL J. KENNEALLY, MATTHEW N. MOCHARY, ROBERT A. NICHOLSON, FRED WANG, TORONTO DOMINION CAPITAL (U.S.A.), INC., GROTECH PARTNERS IV, L.P., UTECH CLIMATE CHALLENGE FUND, L.P., UTILITY COMPETITIVE ADVANTAGE FUND, FBR TECHNOLOGY VENTURE PARTNERS L.P., ONSET ENTERPRISE ASSOCIATES II, L.P., ONSET ENTERPRISE ASSOCIATES III, L.P., DENNIS R. PATRICK, PAUL CAPITAL PARTNERS V, L.P., PAUL CAPITAL PARTNERS (DOMESTIC ANNEX FUND) L.P., PAUL CAPITAL PARTNERS V INTERNATIONAL, L.P., PAUL CAPITAL PARTNERS VI, L.P., and PCP ASSOCIATES, L.P, the Holders of Series C Preferred Stock of Pathnet, Inc. (the "C Preferred Stockholders" and, together with the A Preferred Stockholders and the B Preferred Stockholders, the "Stockholders");

                              W I T N E S S E T H:

         WHEREAS, the Stockholders own shares of preferred stock of Pathnet; and

         WHEREAS, the Company intends to acquire Pathnet as a subsidiary; and

         WHEREAS, the Stockholders intend, subject to the terms and conditions hereof, to exchange their stock in Pathnet for Shares of the Company; and

         WHEREAS, the Stockholders and persons contributing common stock of Pathnet or other assets to the Company pursuant to the Related Contribution Agreements (as defined below) intend that the transfers of the stock and other property interests to the Company in exchange for shares of the Company will assist the Company and its subsidiaries in conducting future operations in an efficient manner; and



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         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  Section 1 Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "12 1/4% Senior Notes" shall mean those certain senior notes due 2008 issued by Pathnet pursuant to the terms of the 1998 Indenture.

         "1998 Indenture" shall mean that certain Indenture, dated as of April 8, 1998, by Pathnet to the Bank of New York, as Trustee, in respect of $350,000,000 in aggregate principal amount of 12 1/4% Senior Notes.

         "A Preferred Stockholders" shall have the meaning set forth in the preamble to this Agreement.

         "Affiliate" of any particular person or entity shall mean any other person or entity controlling, controlled by or under common control with such particular person or entity. The term "control" for this purpose shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity. Control shall be exclusively presumed in the case of the direct or indirect ownership of fifty percent (50%) or more of the equity interests in an entity.

         "Agreement" shall mean this Contribution Agreement, as amended, supplemented or restated from time to time in accordance with its terms.

         "Agreement Date" shall have the meaning set forth in the preamble to this Agreement.

         "B Preferred Stockholders" shall have the meaning set forth in the preamble to this Agreement.

         "C Preferred Stockholders" shall have the meaning set forth in the preamble to this Agreement.

         "Closing" shall have the meaning set forth in Section 6A.

         "Closing Date" shall have the meaning set forth in Section 6A.

         "Common Stock" shall mean Common Stock of the Company, par value $0.01 per share.

         "Company" shall have the meaning set forth in the preamble to this Agreement.

         "Contributors" shall mean the parties to this Agreement and the Related Contribution Agreements (as defined below), other than the Company and Pathnet.


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         "FCC" shall mean the Federal Communications Commission and any governmental body or agency succeeding to the functions thereof.

         "FCC Consents" shall mean the consents of the FCC, to the extent required under the Federal Communications Act and the regulations thereunder in order to effect the transactions contemplated by this Agreement and the Related Contribution Agreements, to the assignment or transfer of control of all FCC licenses and authorizations of the Company and the Subsidiaries, or, in lieu thereof, special temporary authority to operate under such licenses and authorizations following such assignment or transfer of control; exclusive, however, of any FCC licenses or authorizations that may be surrendered or forfeited to the FCC and that are not material to the operation of Pathnet's existing networks.

         "Governing Documents" shall mean, with respect to (i) a limited partnership, such limited partnership's certificate of limited partnership and the agreement of limited partnership, and any amendments or modifications of any of the foregoing; (ii) a corporation, such corporation's articles or certificate of incorporation, by-laws and any applicable authorizing resolutions, and any amendments or modifications of any of the foregoing; (iii) a limited liability company, such limited liability company's articles or certificate of organization or formation and operating agreement or agreement of limited liability company, and any amendments or modifications of any of the foregoing; and (iv) a trust, such trust's declaration of trust, articles supplementary and by-laws and any amendments or modifications of any of the foregoing.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

         "Licenses" shall mean federal, state, local and foreign franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits issued or granted by governmental authorities.

         "Loss" or "Losses" shall mean any and all loss, cost, claim, damage, liability, or expense (including attorneys' fees).

         "Material Adverse Effect" shall mean a material adverse effect upon the assets, liabilities, prospects, financial condition or business operations of the Company and its Subsidiaries, taken as a whole.

         "Pathnet" shall have the meaning set forth in the preamble to this Agreement.

         "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company and a governmental entity or any department, agency or political subdivision thereof.

         "Qualified Public Offering" shall mean the closing of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities



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Act covering the offer and sale of Common Stock to the public (i) in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $75,000,000; (ii) immediately prior to the consummation of which the Company is valued (based on the per-share price paid in such public offering, but without regard to any proceeds to be received by the Company in connection with such public offering) at greater than $600,000,000; and (iii) in which the Company uses a nationally recognized underwriter acceptable to the Board of Directors.

         "Related Contribution Agreements" shall have the meaning set forth in
Section 3A(v).

         "SEC" shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Senior Noteholder Consent" shall mean each and all consents, waivers, amendments and other action of the holders of the 12 1/4% Senior Notes of Pathnet in respect of the transactions contemplated herein (and in the Related Contribution Agreements, all to be closed in connection herewith) that are, in the reasonable opinion of the Company and its counsel, to have been obtained or completed to permit Pathnet to complete such transactions pursuant to the terms of the 1998 Indenture.

         "Senior Noteholder Consent Date" shall mean that date on which the Senior Noteholder Consent shall have been obtained.

         "Shares" shall mean the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock of the Company being issued to the A Preferred Stockholders, the B Preferred Stockholders, and the C Preferred Stockholders, respectively, pursuant to the terms hereof, as the terms of such Shares are set forth in the Certificate of Incorporation of the Company attached as Exhibit D hereto.

         "Stockholders" shall have the meaning set forth in the preamble to this Agreement.

         "Stockholders Agreement" shall mean a Stockholders' Agreement substantially in the form of Exhibit E hereto.

         "Subsidiary" shall mean Pathnet and (i) any other corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries, (ii) any partnership, joint venture or similar entity of which or in which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own more than 50% of the capital interest or profits interest, or (iii) any trust, association or other unincorporated organization of which or in which such Person,



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such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own more than 50% of the beneficial interest.

         "Treasury Regulations" shall mean the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

                  Section 2 Contributions by Stockholders in Exchange for Shares.

         At the Closing, each Stockholder shall assign, transfer, convey and contribute to the Company each of the Stockholder's stock and interest in Pathnet and in consideration for the stock of Pathnet, the Company shall issue and sell to each Stockholder Shares, all in the amounts set forth in the schedule attached as Exhibit A hereto. Each Stockholder shall receive solely Shares in exchange for such Stockholder's stock and interest in Pathnet.

                  Section 3         Conditions to Closing.

                  3A. Conditions Precedent of the Company at the Closing. The Company's obligations under this Agreement to issue the Shares and otherwise consummate the transactions contemplated herein in respect of the Closing are subject to the satisfaction (or waiver in writing by the Company) of the following conditions on or before the Closing Date:

         i. No Injunction. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated herein shall be in effect or pending.

         ii. Governmental Consents. The Company and the other parties to this Agreement and the Related Contribution Agreements shall have made all filings required under the HSR Act for the transactions contemplated hereby and the applicable waiting period under the HSR Act shall have elapsed without any second request by the Department of Justice or Federal Trade Commission with respect to such filings. The Company shall have obtained all FCC Consents.

         iii. Accuracy of the Representations and Warranties. The representations and warranties of the Stockholders contained in this Agreement shall be true and correct in all material respects on the date hereof and, except for representations and warranties made with respect to a specified date, at and as of the Closing Date.

         iv. Performance of Agreement. Each Stockholder shall have performed or complied with, in all material respects, all of its respective agreements, covenants and obligations required by this Agreement to be performed or complied with by such Stockholder prior to or at the Closing, including, without limitation, delivery of the contribution described in Section 2.

         v. Contributions of Other Parties. At or contemporaneously with the Closing, the Company shall also be closing, as part of the same overall plan of contribution, upon (a) one or more contribution agreements between the Company, Pathnet and certain holders



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         of shares of the outstanding common stock of Pathnet, (b) the
         Contribution Agreement between the Company, Pathnet and Colonial Pipeline Company, (c) the Contribution Agreement between the Company, Pathnet and The Burlington Northern and Santa Fe Railroad, and (d) the Contribution Agreement between the Company, Pathnet and CSX Transportation, Inc. (the "Related Contribution Agreements"), such that immediately after the Closing, the Company will own stock of Pathnet constituting control within the meaning of IRC Section 368(c).

         vi. Senior Noteholder Consent. The Senior Noteholder Consent shall have been obtained and not revoked.

         vii. Delivery of Closing Documents. The Company shall have received the other closing documents specified in Section 6C.

                  3B. Conditions Precedent of the Stockholders at the Closing. The Stockholders' obligations under this Agreement to deliver the contributions described in Section 2 and otherwise consummate the transactions contemplated herein in respect of the Closing are subject to the satisfaction (or waiver in writing by each Stockholder) of the following conditions on or before the Closing Date:

         i. No Injunction. No temporary restraining order or preliminary or permanent injunction of any court or administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated herein shall be in effect or pending.

         ii. Governmental Consents. The Company and the other parties to this Agreement and the Related Contribution Agreements shall have made all filings required under the HSR Act for the transactions contemplated hereby, and the applicable waiting period under the HSR Act shall have elapsed without any second request by the Department of Justice or Federal Trade Commission with respect to such filings. The Company shall have obtained all FCC Consents.

         iii. Accuracy of the Representations and Warranties. The representations and warranties of the Company and Pathnet contained in this Agreement shall be true and correct in all material respects on the date hereof and, except for representations and warranties made with respect to a specified date, at and as of the Closing Date.

         iv. Performance of Agreement. Each of the Company and Pathnet shall have performed or complied with, in all material respects, all of its respective agreements, covenants and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing, including, without limitation, issuance of the Shares by the Company described in Section 2.

         v. Contributions of Other Parties. At or contemporaneously with the Closing, as part of the same overall plan of contribution, the Company shall also be closing upon the Related Contribution Agreements, such that immediately after the Closing, the Company will own stock of Pathnet constituting control within the meaning of IRC Section 368(c).


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         vi.      Material Adverse Change. Between the Agreement Date and the
         Closing there shall not have occurred any event or series of related events which, individually or in the aggregate, have caused or could reasonably be anticipated to cause a Material Adverse Effect.

         vii. Delivery of Closing Documents. The Stockholders shall have received the closing documents specified in Section 6B.

         viii. Senior Noteholder Consent. The Senior Noteholder Consent shall have been obtained and not revoked.

                  Section 4 Representations and Warranties of the Company and Pathnet. Each of the Company and Pathnet represents and warrants to the Stockholders with respect to each of the following provisions of this
Section 4 at and as of the Agreement Date and (except for those made with reference to a specific date) again at and as of the Closing Date:

                  4A. Organization and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material Licenses necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Governing Documents which have been furnished to the Stockholders reflect all amendments made thereto at any time prior to the Agreement Date and are correct and complete.

                  4B. Authorization. Each of the Company and Pathnet has all necessary corporate power and has been duly authorized by all necessary and appropriate action to enter into this Agreement and to consummate the transactions contemplated herein. The officers of the Company and Pathnet executing this Agreement on behalf of such corporations have been duly authorized by all necessary and appropriate corporate action. This Agreement is a valid and binding obligation of each of the Company and Pathnet, enforceable against it in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  4C.  Capital Stock and Related Matters.

         i. As of the Agreement Date, no shares of capital stock of the Company are issued and outstanding.

         ii. As of the Agreement Date, the authorized capital stock of Pathnet consists of (a) 10,000,000 shares of preferred stock (of which zero (0) shares are issued and outstanding); (b) 1,000,000 shares of Series A Convertible Preferred Stock (all of which are issued and outstanding); (c) 1,651,046 shares of Series B Convertible Preferred Stock (all of which are issued and outstanding); (d) 2,819,549 shares of Series C Convertible Preferred Stock (all of which are issued and outstanding); and (e) 60,000,000 shares of Common Stock (of which 2,977,593 are issued and outstanding).


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         iii.     As of the Closing and immediately thereafter (assuming that the Company has completed the closing under each of the Related Contribution Agreements and under similar contribution agreements with all holders of the stock of Pathnet) the authorized capital stock of the Company will consist of (a) 39,620,860 shares of preferred stock, of which 2,899,999 shares are designated as Series A Convertible Preferred Stock (all of which will be issued and outstanding), 4,788,030 shares are designated as Series B Convertible Preferred Stock (all of which will be issued and outstanding), 8,176,686 shares are designated as Series C Convertible Preferred Stock (all of which will be issued and outstanding), 9,250,000 shares will be designated as Series D Convertible Preferred Stock (of which 8,511,607 will be issued and outstanding, allocated among the holders thereof as set forth on Exhibit H), and 4,506,145 shares of Series E Convertible Preferred Stock (of which 1,729,631 will be issued and outstanding) (collectively, the "Preferred Stock"), and (b) 60,000,000 shares of Common Stock, of which 2,977,593 shares will be issued and outstanding and 30,000,000 shares will be reserved for issuance upon conversion of the Preferred Stock. As of the Closing, neither the Company nor any Subsidiary will have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock and except as set forth on Exhibit H. Exhibit H accurately sets forth the following with respect to all outstanding options and rights to acquire the Company's and Pathnet's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on Exhibit H. As of the Closing and immediately thereafter, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

         iv. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, including the sale of the Shares pursuant to this Agreement. There are no agreements between the Company's stockholders or between Pathnet's stockholders with respect to the voting or transfer of the Company's or Pathnet's capital stock or with respect to any other aspect of the Company's or Pathnet's affairs, except as set forth on Exhibit H.

                  4D. Subsidiaries, Investments. Exhibit H correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all material Licenses necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted, and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify, except for any jurisdiction with respect to which the failure to qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are




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         validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any lien, charge or encumbrance except as disclosed in Exhibit H. Except as set forth on Exhibit H, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

                  4E. No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions hereof (a) conflict with or will result in a breach of, default under, or triggering of any rights against the Company or any Subsidiary under any terms, conditions or provisions of (i) the Governing Documents of the Company or any Subsidiary, (ii) the 1998 Indenture, or (iii) any agreement with shareholders, or any other agreement, contract, indenture, mortgage, deed, easement, order, judgment, decree, arbitration award, statute, regulation or instrument to which the Company or any Subsidiary is a party or by which the assets of the Company or any Subsidiary are bound, in each case except as to matters that would not be reasonably expected to have a Material Adverse Effect or affect the ability of the Company or Pathnet to consummate the transactions contemplated herein, or (b) constitutes or will constitute a violation or default under, or create a right to terminate, any of the foregoing, except as to matters that would not be reasonably expected to have a Material Adverse Effect or affect the ability of the Company or Pathnet to consummate the transactions contemplated herein. Except as set forth in Exhibit I, no consent or approval, authorization, order, registration or qualification of any governmental entity or any other Person is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company.

                  4F. Shares. The issuance or delivery of the Shares hereunder are not subject to any preemptive right of any Person or to any contractual right of first refusal or other right in favor of any Person except as set forth in the Stockholders Agreement. Upon delivery of the contributions described in Section 2 to the Company, the Shares will be validly issued, fully paid and non-assessable.

                  4G. Related Contribution Agreements. The Company has made available to the Stockholders true, correct and complete copies of the Related Contribution Agreements, together with any amendments thereto and modifications thereof.

                  4H. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary.

                  4I. Reports with the SEC. The Company has furnished or made available to the Stockholders complete and accurate copies of Pathnet's annual report on Form 10-K for its most recent fiscal year, all other reports or documents required to be filed by Pathnet pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the filing of the most recent annual report on Form 10-K, and all correspondence with the SEC since August 1998. Such filed reports do not, as of the date hereof, contain any material false statements or any misstatement of any material fact and do not omit to state any fact necessary to make the statements set forth



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

therein not misleading. Pathnet has made all filings with the SEC which it is required to make, and Pathnet has not received any request from the SEC to file any amendment or supplement to any of the reports described in this Section 4I.

                  4J. Transfers of Contributed Properties. There is no plan or intention by the Company to dispose of any of the contributed properties described in Section 2 or Section 3A(v), except that the Company is contemplating (i) a transfer of certain contributed properties to Pathnet or another Subsidiary in a transaction that will qualify as a tax-free transfer pursuant to IRC Section 351, and (ii) the conversion of certain preferred stock of Pathnet into common stock of Pathnet.

                  4K. No Intention to Redeem. There is no current plan or intention on behalf of the Company to redeem or otherwise reacquire any of the Shares issued pursuant to the transactions described in Sections 2 and 3A(v) hereof.

                  Section 5 Representations and Warranties of the Stockholders. Each Stockholder individually and severally, but not jointly, represents and warrants to the Company, to Pathnet and to each of the other Stockholders with respect to each of the following at and as of the Agreement Date and (except for those made with reference to a specific date) again at and as of the Closing Date:

                  5A. Binding Agreement. Such Stockholder, if a partnership or a corporation, has all required partnership or corporate power and authority to enter into and perform this Agreement. Such Stockholder, if an individual, has the capacity to enter into and perform this Agreement. This Agreement has been duly executed by such Stockholder and constitutes legal, valid and binding obligations of such Stockholder, enforceable against it in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  5B. Authorization; No Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions hereof
(a) conflicts with or will result in a breach of any of the terms, conditions or provisions of (i) the Governing Documents of any Stockholder which is a partnership or a corporation, (ii) any agreement, contract, indenture, mortgage, deed, easement, order, judgment, decree, arbitration award, statute, regulation or instrument to which such Stockholder, whether such Stockholder is a partnership, a corporation or an individual, is a party or by which it or its assets are bound, except as to matters that would not reasonably be expected to have a Material Adverse Effect on such Stockholder or materially affect the ability of such Stockholder to consummate the transactions contemplated herein or (b) constitutes or will constitute a violation or default or create a right of termination under any of the foregoing, except as to matters that would not reasonably be expected to have a Material Adverse Effect on such Stockholder or materially affect the ability of such Stockholder to consummate the transactions contemplated herein. No consent or approval, authorization, order, regulation or qualification of any governmental entity or any other third party is required for the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby, other than any filings required under the HSR Act.



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


                  5C. Investment Representations. Such Stockholder acknowledges that the Shares have not been and will not be registered or qualified under the Securities Act or any state securities laws and are offered in reliance upon an exemption from registration under Regulation D of the Securities Act and similar state law exceptions. The Shares to be received by such Stockholder hereunder will be held by such Stockholder for investment purposes only for such Stockholder's own account, and not with a view to or for sale in connection with any distribution of the Shares, and such Stockholder acknowledges that the Shares cannot be sold or otherwise disposed of unless they are subsequently registered under the Securities Act or pursuant to an exemption therefrom; and the Shares may not be sold, assigned or otherwise transferred except in compliance with the Stockholders Agreement. Such Stockholder hereby acknowledges receipt of a copy of the Stockholders Agreement and represents that it has reviewed and understands the provisions thereof which have a bearing on the representations made in this Section 5C.

                  5D. Accredited Investor. Unless otherwise indicated on Exhibit B, such Stockholder is an "accredited investor" within the meaning of Regulation D under the Securities Act and has the knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of receiving and owning the Shares and is able to bear the economic risk of such ownership and understands that an investment in Shares involves substantial risks.

                  5E. Availability of Information. There has been made available to such Stockholder and such Stockholder's advisors the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the investment in the Shares, and to obtain the financial information with respect to the Company's assets, the Stockholders Agreement, and any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to such Stockholder, or to otherwise make an informed investment decision, that such Stockholder has had an opportunity to consult with counsel and other advisors about the investment in the Shares, and that all material document, records and books pertaining to such investment have, on request, been made available to such Stockholder and his or its advisors.

                  5F. No General Solicitation. Neither such Stockholder nor any advisor to such Stockholder is aware of or has engaged in any form of general solicitation or advertising with respect to sales of the Shares, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and
(ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

                  5G. Litigation. There is no action, suit, proceeding or investigation pending or, to such Stockholder's knowledge, threatened against such Stockholder that questions the validity of this Agreement or the ability of such Stockholder to consummate the transactions contemplated hereby.

                  5H. Brokerage. Such Stockholder acknowledges that there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon such Stockholder.

                  5I. No Intention to Transfer Shares. Such Stockholder acknowledges that there is no intention or plan, formally or informally, on the date hereof, to transfer any of the Shares received by such Stockholder pursuant to this Agreement.

                  Section 6         Closing.

                  6A. Closing Date. The Company shall notify the Stockholders of the occurrence of the Senior Noteholder Consent Date within one business day after such date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Covington & Burling, in Washington, D.C., or at such other place as shall be mutually agreed upon by the parties, on the date which is five (5) business days following the Senior Noteholder Consent Date (or, in the event that any other conditions to the obligations of any party to close as provided hereunder shall not have been met at such date, then on the date which is three (3) business days following the date on which such conditions shall have been satisfied or waived by the party whose obligations are so conditioned), or at such other date and time as to which the parties may agree (the "Closing Date"). The Closing shall be effective immediately prior to the close of business on the Closing Date.

                  6B. Deliveries by the Company at the Closing. At the Closing, the Company and Pathnet shall deliver the following documents:

         i. A certificate of the President of each of Pathnet and the Company, each certifying that its representations and warranties are true in all material respects as of the Closing Date and that it has performed or complied, in all material respects, with all of its respective agreements and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing;

         ii. A certified copy of resolutions of the Board of Directors of the Company, authorizing the execution and delivery of this Agreement and the performance of the obligations of the Company hereunder;

         iii. A certified copy of resolutions of the Board of Directors of Pathnet, authorizing the execution and delivery of this Agreement and the performance of the obligations of Pathnet hereunder;

         iv. An opinion of Counsel to the Company substantially in the form set forth on Exhibit G;

         v. The Stockholders Agreement duly executed and delivered by the Company and each other stockholder of the Company (other than any one or more stockholders beneficially owning, in the aggregate, not more than one percent of the outstanding capital stock of the Company);

         vi. Certificates representing the Shares to be issued to each Stockholder;

         vii. All third party and governmental consents necessary or appropriate to consummate the transactions contemplated herein, including, without limitation, the FCC Consents; and

         viii. Those other closing documents required to be executed by it or as may otherwise be reasonably necessary or appropriate to consummate the transactions contemplated herein.

                  6C. Deliveries by each Stockholder at the Closing. At the Closing, each Stockholder shall deliver the following documents:

         i. The Stockholders Agreement duly executed and delivered by such Stockholder;

         ii. A certificate of such Stockholder certifying that the representations and warranties of such Stockholder contained in this Agreement are true and correct as of the Closing Date and that it has performed, in all material respects, all of its respective agreements and obligations required by this Agreement to be performed or complied with by such Stockholder prior to or at the Closing;

         iii. All third party and governmental consents necessary or appropriate to consummate the transactions contemplated herein;

         iv. If such Stockholder is a corporation, a certified copy of resolutions of the Board of Directors of such corporation authorizing the execution and delivery by such corporation of this Agreement and the performance of the obligations by such corporation hereunder; and

         v. Those other closing documents required to be executed by it or as may otherwise be reasonably necessary or appropriate to consummate the transactions contemplated herein.

                  Section 7         Covenants.

                  7A. Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby.

                  7B. HSR Act Filings. Each of the Company, Pathnet and each Stockholder shall use reasonable efforts to prepare and, as soon as practicable after the Agreement Date, file with the Federal Trade Commission and the Antitrust Division of the Department of Justice any materials and information required to be filed with or provided pursuant to the HSR Act with respect to the transactions contemplated by this Agreement. Each of the Company, Pathnet and such Stockholders shall promptly supply any additional information which may be required or requested of it in connection with the HSR Act filings.

                  7C. FCC Filings. Each of the Company and Pathnet shall use reasonable best efforts to prepare and, as soon as practicable after the Agreement Date, file with the Federal Communications Commission any applications necessary to obtain the FCC Consents.

                  7D. Consents and Approvals. The Company and Pathnet shall use their best efforts to obtain all consents, approvals, certificates and other documents required in connection with its performance under this Agreement and the consummation of the transactions contemplated hereby. The Company and Pathnet shall make all filings, applications, statements and reports to all governmental authorities and other Persons which are required to be made by either of them prior to the Closing Date by or on behalf of the Company or Pathnet or any of their Affiliates pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby.

                  7E. Tax Free Transfers. The parties intend that the contribution of properties by the Stockholders and the other contributing Persons described in Section 3A(v) in respect of the Closing will be part of a single integrated transaction in which no gain or loss will be recognized to the Company or the Stockholders upon the issuance and receipt of the Shares pursuant to IRC Section 351 and, in the case of Persons who contribute Pathnet stock to the Company, the contributions will qualify as a tax-free reorganization pursuant to IRC Section 368(a)(1)(B), and the parties agree that they will prepare and file their Federal and state income tax returns in a manner consistent with such characterization. Further, each Stockholder agrees to provide to the Company a statement setting forth the amount of such Stockholder's tax basis in the property contributed by such Stockholder so that the Company can determine its tax basis in the property in accordance with IRC
Section 362. Each Stockholder agrees to file the information required by Treasury Regulation Section 1.351-3 for its Federal income tax return for the taxable year of the contribution, and the Company agrees to furnish to each Stockholder information necessary to enable each Stockholder to comply with the information reporting requirements of Treasury Regulation Section 1.351-3. The Company agrees that it will exercise reasonable care not to take any action that would cause the transactions contemplated hereby not to qualify as tax-free pursuant to IRC Section 351. The Company has no present intention or plan to transfer all or substantially all (within the meaning of IRC Section 368(a)(1)(C)) of the assets of Pathnet to the Company. The Company has no present intention or plan to issue additional shares of the Company (other than the shares proposed to be issued in the transactions contemplated by Sections 2 and 3A(v) hereof), or rights to acquire additional shares, for consideration other than cash or property, if the result would be that the Contributors would fail to have "control" of the Company within the meaning of IRC Section 368(c).

                  7F. Conversion. On the Closing Date, each Stockholder shall, except to the extent directed by the Company in writing at least five business days prior to the Closing Date, provide notice pursuant to Article 5.3.4(j) of the Pathnet Certificate of Incorporation of exercise of the right to convert the preferred stock of Pathnet into common stock of Pathnet. The notice provided by each Stockholder shall be subject to each of the Closing Conditions set forth in
Section 3B of this Agreement, and shall be null and void in the event that any condition set forth in such section is not satisfied. Pursuant to Article 5.3.4(j) of the Pathnet Articles of Incorporation, the conversion will be effective immediately prior to the close of business on the Closing Date.

                  Miscellaneous.

                  8A. Complete Agreement. This Agreement (including the Exhibits hereto) represents the entire agreement between the Stockholders, Pathnet and the Company covering everything agreed upon or understood in this transaction and all other prior agreements, written or oral are merged into this Agreement. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof in effect between the parties.

                  8B. Authorized Signatories. The persons executing this Agreement for and on behalf of each Stockholder, Pathnet and the Company each represent that they have the requisite authority to bind the entities on whose behalf they are signing.

                  8C. Termination. In the event that for any reason the Closing does not occur on or before the 150th day after the date of this Agreement, then any party, if not then in breach of its obligations under this Agreement, may terminate this Agreement by giving written notice thereof to the other party; provided, however, that no such termination shall relieve either party of liability for any breach of its obligations hereunder prior to such termination.

                  8D. Survival of Representations and Warranties. Regardless of any investigation made by any party or on its behalf, all representations and warranties contained herein or made in writing by any party in connection herewith shall terminate at the Closing.

                  8E. Successors and Assigns. This Agreement may not be assigned by either party without the written consent of the other party. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  8F. Knowledge. As used in this Agreement, the terms "knowledge" or "aware" with respect to the Company and Pathnet shall mean the actual knowledge or awareness of any one or more of Richard Jalkut, William Smedberg, Michael Lubin, James Craig, Joe Mastrogiorgio and Robert Rouse.

                  8G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  8H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  8I. Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                  8J. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

                  8K. Amendment. No change or addition shall be made to this Agreement except by a written agreement executed by the Stockholders, Pathnet and the Company.

                  8L. Expenses. The Company, Pathnet and each Stockholder shall pay their respective expenses, if any, incurred in connection with the exchange pursuant to this Agreement.

                  8M. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties hereto at the address indicated below:


If to the Stockholder to such Stockholder's address as set forth in Exhibit B hereto.

If to the Company to:

Pathnet Telecommunications, Inc.
1015 31st Street, N.W.
Washington, D.C.  20007
Attn:  General Counsel
Fax:  202-625-7369

With a copy (which shall not constitute notice) to:
Covington & Burling
1201 Pennsylvania Ave., N.W.
P.O. Box 7566
Washington, D.C.  20044
Attn:  Bruce S. Wilson, Esq.
Fax:  202-662-6291

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                      [End of text; signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    PATHNET TELECOMMUNICATIONS, INC.


                                    By: /s/ RICHARD A. JALKUT
                                       ---------------------------------
                                             Name:  Richard A. Jalkut
                                             Title: President and CEO


                                    PATHNET, INC.


                                    By: /s/ RICHARD A. JALKUT
                                       ---------------------------------
                                             Name:  Richard A. Jalkut
                                             Title: President and CEO


                                    STOCKHOLDERS


                                    SPECTRUM EQUITY INVESTORS, L.P.


                                    By: /s/ KEVIN MARONI
                                       ---------------------------------
                                             Name:  Kevin Maroni
                                             Title: Illegible


                                    SPECTRUM EQUITY INVESTORS II, L.P.


                                    By: /s/ KEVIN MARONI
                                       ---------------------------------
                                             Name:  Kevin Maroni
                                             Title: Illegible


                                        /s/ SHAWN J. COLO
                                    -------------------------------------
                                             Shawn J. Colo


                                        /s/ BENJAMIN M. COUGHLIN
                                    -------------------------------------
                                             Benjamin M. Coughlin

                                         /s/ MICHAEL J. KENNEALLY
                                    -------------------------------------
                                             Michael J. Kenneally


                                         /s/ MATTHEW N. MOCHARY
                                    -------------------------------------
                                             Matthew N. Mochary


                                         /s/ ROBERT A. NICHOLSON
                                    -------------------------------------
                                             Robert A. Nicholson


                                         /s/ FRED WANG
                                    -------------------------------------
                                             Fred Wang


                                    NEW ENTERPRISE ASSOCIATES VI,
                                    LIMITED PARTNERSHIP


                                    By:  /s/ PETER J. BARRIS
                                       ----------------------------------
                                             Name:  Peter J. Barris
                                             Title: Managing General Partner


                                    ONSET ENTERPRISE ASSOCIATES II, L.P.


                                    By:  /s/ TERRY L. OPDENZYK
                                       ----------------------------------
                                             Name:  Terry L. Opdenzyk
                                             Title: General Partner

                                    ONSET ENTERPRISES ASSOCIATES III, L.P.


                                    By: /s/ TERRY L. OPDENZYK
                                       ---------------------------------
                                             Name:  Terry L. Opdenzyk
                                             Title: General Partner


                                    MONTAUK PARTNERS, L.P.


                                    By: /s/ BRIAN M. SMITH
                                       ---------------------------------
                                             Name:  Brian M. Smith
                                             Title: General Partner,
                                                    Managing Member


                                    PAUL CAPITAL PARTNERS V, L.P.


                                    By: /s/ DAVID E. PARK
                                       ---------------------------------
                                             Name:  David E. Park
                                             Title: Managing Member and
                                                    General Partner


                                    PAUL CAPITAL PARTNERS V (DOMESTIC
                                    ANNEX FUND), L.P.


                                    By: /s/ DAVID E. PARK
                                       ---------------------------------
                                             Name:  David E. Park
                                             Title: Managing Member and
                                                    General Partner

                                    PAUL CAPITAL PARTNERS V
                                    INTERNATIONAL, L.P.


                                    By: /s/ DAVID E. PARK
                                       ---------------------------------
                                             Name:  David E. Park
                                             Title: Managing Member and
                                                    General Partner


                                    PAUL CAPITAL PARTNERS VI, L.P.


                                    By: /s/ DAVID E. PARK
                                       ---------------------------------
                                             Name:  David E. Park
                                             Title: Managing Member and
                                                    General Partner


                                    PCP ASSOCIATES, L.P.


                                    By: /s/ DAVID E. PARK
                                       ---------------------------------
                                             Name:  David E. Park
                                             Title: Managing Member and
                                                    General Partner


                                         /s/ THOMAS DOMENCICH
                                    -------------------------------------
                                             Thomas Domencich


                                         /s/ DENNIS R. PATRICK
                                    -------------------------------------
                                             Dennis R. Patrick


                                    TORONTO DOMINION CAPITAL (U.S.A.), INC.


                                    By: /s/ MARTHA L. GARIEPY
                                       ---------------------------------
                                             Name:  Martha L. Gariepy
                                             Title: Secretary and Treasurer

                                    GROTECH PARTNERS IV, L.P.


                                    By: /s/ PATRICK J. KERINS
                                       ---------------------------------
                                             Name:  Patrick J. Kerins
                                             Title: Managing Director


                                    UTECH CLIMATE CHALLENGE FUND, L.P.
                                    BY: ARETE CLIMATE CHALLENGE PARTNERS, LLC


                                    By: /s/ ROBERT W. SHAW, JR.
                                       ---------------------------------
                                             Name:  Robert W. Shaw, Jr.
                                             Title: Managing Member


                                    UTILITY COMPETITIVE ADVANTAGE FUND


                                    By: /s/ WILLIAM T. HEFLIN
                                       ---------------------------------
                                             Name:  William T. Heflin
                                             Title: Illegible


                                    FBR TECHNOLOGY VENTURE PARTNERS,
                                    L.P.


                                    By: /s/ GENE REICHERS
                                       ---------------------------------
                                             Name:  Gene Reichers
                                             Title: Illegible